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                                                                    EXHIBIT 5(b)



                [Letterhead of Morris, Nichols, Arsht & Tunnell]






                                                    July 1, 1999



SI Financing Trust I
Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10048

                  Re:      SI Financing Trust I

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to SI Financing Trust I, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Preferred Securities to beneficial owners pursuant to and as described in Registration Statement No. 333-2897 (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission on April 26, 1996, as amended by Pre-Effective Amendment Nos. 1, 2, 3, 4, and 5 and Post-Effective Amendment No. 1 thereto (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust in the form attached as an exhibit to the Registration Statement (the "Governing Instrument").

                  In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on April 25, 1996 (the "Certificate"), as amended by a certificate of amendment thereto filed with the State Office on September 16, 1996; a Declaration of Trust of the Trust dated as of April 25, 1996 (the "Original Governing Instrument"); the Governing Instrument; the Indenture dated as of December 1, 1988 between Salomon Smith Barney Holdings Inc. (formerly "Salomon Inc") ("SSBH") and Bankers Trust Company, as Trustee (the "Indenture"); the Preferred Securities Guarantee by SSBH; the Common Securities Guarantee by SSBH; the Third Supplemental Indenture under the Indenture between SSBH and Bankers Trust
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SI Financing Trust I
c/o Salomon Smith Barney Holdings Inc.
July 1, 1999
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Company, as Trustee; the Fourth Supplemental Indenture under the Indenture; the
Fifth Supplemental Indenture under the Indenture; the Underwriting Agreement relating to the Preferred Securities between Salomon Inc and the Trust as confirmed and accepted by Salomon Smith Barney Inc. (formerly "Salomon Brothers Inc") for itself and the other several Underwriters named on Schedule I thereto (the "Underwriting Agreement"); the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Underwriting Agreement prior to the first issuance of Preferred Securities);
(iii) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq. (the "Delaware Act"); (v) that each Holder of Preferred Securities has made payment of the required consideration therefor and received a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the Governing Instrument, Registration Statement and Underwriting Agreement; (vi) that the Preferred Securities have otherwise been issued and sold to, and held or transferred by, the Preferred Securities Holders (and any subsequent transferee), and all transfers have been made, in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, Registration Statement and Underwriting Agreement; (vii) that none of the Preferred Securities have been called for redemption, redeemed, converted, exchanged or canceled (except in connection with a permitted transfer) and all of the Preferred Securities remain outstanding; and (vii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not participated in the preparation of the Registration Statement or any other offering materials relating to the Preferred Securities and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
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SI Financing Trust I
c/o Salomon Smith Barney Holdings Inc.
July 1, 1999
Page 3



                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

                  2. The Preferred Securities constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the Trust.

                  3. Under the Delaware Act and the terms of the Governing Instrument, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that pursuant to Section 11.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.




                                    Very truly yours,

                                    /s/ MORRIS, NICHOLS, ARSHT & TUNNELL